UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 22, 2011
Continucare Corporation
(Exact Name of Registrant as Specified in Charter)
Florida
(State or Other Jurisdiction of Incorporation)

1-12115	59-2716023
(Commission File Number)	(IRS Employer Identification No.)

7200 Corporate Center Drive, Suite 600
Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)
(305) 500-2000
(Registrant’s telephone number, Including Area Code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On August 22, 2011, Continucare Corporation (“Continucare”) held a Special Meeting of Shareholders (the “Meeting”). Below is a summary of the proposals and corresponding votes:
At the Meeting, the following votes were received “for” and “against” the proposal to approve the Agreement and Plan of Merger, dated as of June 26, 2011, among Metropolitan Health Networks, Inc. (“Metropolitan”), CAB Merger Sub, Inc., a wholly owned subsidiary of Metropolitan formed for the purpose of the merger, and Continucare, pursuant to which Continucare will become a wholly owned subsidiary of Metropolitan.

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Vote
49,896,012	97,200	80,007	0
At the Meeting, the following votes were received “for” and “against” the proposal to approve an adjournment of the Continucare’s special meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement.

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Vote
48,460,764	1,566,600	45,855	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION

/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary
Dated: August 22, 2011